[CONOCO LOGO]                                                    [PHILLIPS LOGO]
                  CONOCO AND PHILLIPS AGREE TO MERGER OF EQUALS
NEWS RELEASE
       $35 BILLION STRATEGIC COMBINATION CREATES THIRD-LARGEST INTEGRATED
                               U.S. ENERGY COMPANY

                    ARCHIE W. DUNHAM TO SERVE AS CHAIRMAN AND
       JAMES J. MULVA TO SERVE AS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
                                 CONOCOPHILLIPS

Houston, Texas, and Bartlesville, Oklahoma (Nov.18, 2001) --- Conoco Inc. (NYSE:COC) and Phillips Petroleum Company (NYSE:P) today announced that their boards of directors have unanimously approved a merger of equals, and that the companies have signed a definitive merger agreement. The new company, which will be named ConocoPhillips, will be a strong competitor with enhanced returns and accelerated growth opportunities from an excellent financial and operational position.

ConocoPhillips will be the third-largest integrated U.S. energy company based on market capitalization and oil and gas reserves and production. Worldwide, it will be the sixth-largest energy company based on hydrocarbon reserves and the fifth-largest global refiner.

As a premier global major, ConocoPhillips will have the size, portfolio of high-quality assets, and the capabilities and financial strength to generate enhanced value for its shareholders. Specifically, ConocoPhillips will have:

        o     substantial growth opportunities;
        o     world-class technology, workforce and operational practices;
        o     significant opportunity to enhance its exploration portfolio;
        o     diversified earnings and cash flow;
        o a strong balance sheet, with an expected debt-to-capitalization ratio of approximately 35 percent;
        o     improved capital efficiency; and
        o     an efficient cost structure.

Under the terms of the agreement, Phillips shareholders will receive one share of new ConocoPhillips common stock for each share of Phillips they own and Conoco shareholders will receive 0.4677 shares of new ConocoPhillips common stock for each share of Conoco they own. Based on the closing market prices for the shares of both companies on Friday, Nov. 16, 2001, and their debt levels as of Sept. 30, 2001, the new company would have an enterprise value of $53.5 billion ($34.9 billion of equity;$18.6 billion of debt and preferred securities). At inception, Phillips shareholders will own about
56.6 percent and Conoco shareholders will own about 43.4 percent of the new company. The transaction is structured to be tax-free to the shareholders of each company.

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The transaction is expected to be accretive to earnings and cash flow per share of each company after achieving anticipated annual cost savings of approximately $750 million. The companies expect to achieve the annual rate of synergies within the first year after closing.

Upon completion of the merger, Archie W. Dunham, Conoco chairman and chief executive officer, will serve as chairman of ConocoPhillips and will delay his scheduled retirement to 2004. James J. Mulva, Phillips chairman and chief executive officer, will be president and chief executive officer of the combined company, and also become chairman upon Mr. Dunham's retirement. The ConocoPhillips board of directors will consist of 16 directors, eight designated by each of the two companies, including Mr. Dunham and Mr. Mulva. ConocoPhillips will be headquartered in Houston, with a significant and continuing presence in Bartlesville and Oklahoma.

Mr. Dunham of Conoco said, "This merger of equals represents an excellent strategic fit for both Conoco and Phillips. It will position ConocoPhillips as a stronger U.S.-based, global energy producer by significantly enhancing its capability and growth prospects on five continents in both current and prospective ventures, while generating major synergies. It will create significant long-term value for the shareholders of both companies, partly through cost savings, but also because of a significantly larger portfolio of global assets, skills and opportunities. With a very strong balance sheet, more capital for upstream investment, and greater operational efficiency downstream, ConocoPhillips will be a tough new competitor to the larger global majors."

Mr. Mulva of Phillips said, "This merger ensures that the United States will be home to a third major international petroleum company. For Conoco and Phillips, joining forces is the ideal way to be competitive in the reshaped energy industry. ConocoPhillips will move forward to deliver on our legacy growth projects, develop new opportunities in existing and emerging business lines, and enhance returns in our downstream business with our companies' leading technologies. With our greater financial strength and flexibility, we will be able to fund these capital programs while also reducing our debt-to-capitalization ratio, repurchasing shares and providing a competitive dividend. Just as important, our compatible cultures, similar values and determined focus will facilitate a smooth integration and enable ConocoPhillips to get off to a fast and successful start."

Mr. Mulva added, "I want to emphasize that, reflecting our companies' deep roots in Oklahoma, ConocoPhillips will continue to have a significant operational presence here. ConocoPhillips intends to continue the philanthropic and community commitments of Conoco and Phillips. In addition, ConocoPhillips will initiate technology or other partnership commitments with the University of Oklahoma and Oklahoma State University."

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SUPERIOR GROWTH AND STRONG CORE CAPABILITIES

In the upstream segment, ConocoPhillips' global scale and presence will allow for increased efficiency in core areas and delivery of legacy growth projects. The combined company will have pro forma year 2000 hydrocarbon reserves of 8.7 billion barrels of oil equivalent (BOE) and daily production of 1.7 million BOE, based on the companies' estimates for 2001 year-end production. ConocoPhillips will have numerous legacy asset positions, including those in Alaska, Canada, the Lower 48, the North Sea, Venezuela, China, the Timor Sea, Indonesia, Vietnam, the Middle East, Russia and the Caspian area.

In the refining and marketing segment, ConocoPhillips will operate or have equity interests in 19 refineries in the United States, the U.K., Ireland, Germany, the Czech Republic and Malaysia, with a refining capacity of 2.6 million barrels a day. It will also have a strong marketing presence in the United States.

In addition, ConocoPhillips will continue Phillips' equity participation in the natural gas gathering and processing joint venture, Duke Energy Field Service, and in the chemicals and plastics joint venture, Chevron Phillips Chemicals.

SUBSTANTIAL RETURN ENHANCEMENTS AND VALUE CREATION

The companies expect the combined enterprise to achieve annual cost savings of at least $750 million within the first full year after closing. These savings will result from more efficient exploration, production and downstream activities, and the elimination of duplicate corporate and administrative positions, programs and operating offices. A transition team led by Philip L. Frederickson, Conoco's Senior Vice President Corporate Strategy and Business Development, and John E. Lowe, Phillips' Senior Vice President, Corporate Strategy and Development, will begin work immediately to ensure integration occurs quickly and smoothly.

It is anticipated that upon closing of the transaction, the ConocoPhillips board of directors will adopt a competitive dividend policy. Currently, Conoco pays an annual dividend of $0.76 per share and Phillips pays an annual dividend of $1.44 per share.

The merger is conditioned upon, among other things, the approvals of the shareholders of each company and customary regulatory approvals. The transaction is expected to be completed in the second half of 2002.

Morgan Stanley, Credit Suisse First Boston and Salomon Smith Barney acted as financial advisors and Cravath, Swaine & Moore acted as legal counsel to Conoco. Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Merrill Lynch & Co. acted as financial advisors and Wachtell, Lipton, Rosen & Katz acted as legal counsel to Phillips.

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Conoco Inc. is an integrated, international energy company with operations in more than 40 countries. Headquartered in Houston, Texas, the company had 20,000 employees and $27.7 billion in assets at Sept. 30, 2001.

Phillips Petroleum Company is an integrated petroleum company with interests around the world. Headquartered in Bartlesville, Oklahoma, the company had 38,500 employees and $35.4 billion of assets at Sept. 30, 2001.


ADDITIONAL INFORMATION

In connection with the proposed Conoco/Phillips merger, Conoco, Phillips and CorvettePorsche Corp. (which will be renamed ConocoPhillips in connection with the proposed merger) will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents filed by Conoco and Phillips with the SEC at the SEC's web site at www.sec.gov. The joint proxy statement/prospectus (when it is available) and these other documents may also be obtained for free from Conoco or Phillips by calling Conoco at 281-293-6800, and through Conoco's web site at www.conoco.com, or by calling Phillips at 918-661-3700, and through Phillips' web site at www.phillips66.com.

Conoco, Phillips and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from their respective stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Conoco's stockholders in connection with the proposed Conoco/Phillips merger is set forth in Conoco's proxy statement for a special meeting of stockholders, dated August 8, 2001 and filed with the SEC on August 3, 2001, and information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Phillips' stockholders in connection with the proposed Conoco/Phillips merger is set forth in Phillips' proxy statement for its 2001 annual meeting, dated March 29, 2001 and filed with the SEC on March 29, 2001. Additional information will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release include statements about future financial and operating results and the proposed Conoco/Phillips merger. These statements are not guarantees of future performance, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein.

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In any forward-looking statement in which Conoco or Phillips expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that Conoco's and Phillips' businesses will not be integrated successfully; costs related to the proposed merger; failure of the Conoco or Phillips stockholders to approve the proposed merger; and other economic, business, competitive and/or regulatory factors affecting Conoco's and Phillips' businesses generally as set forth in Conoco's and Phillips' filings with the SEC, including their Annual Reports on Form 10-K for the fiscal year ended 2000, especially in the Management's Discussion and Analysis section, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. Conoco and Phillips are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

NOTE TO NEWS MEDIA: Today's news release, along with other information about Conoco and Phillips, is available on the Internet at www.conoco.com and www.phillips66.com. Conoco and Phillips will host a media teleconference today at 4:00 p.m. EST. To participate, please call (888) 790-3408 and ask to be connected to the Conoco/Phillips teleconference. For those outside the U.S., please call (712) 271-3401. Because of the expected number of callers, please dial in at least 15 minutes before the conference is to begin.

NOTE TO FINANCIAL ANALYSTS: There will be a meeting for financial analysts tomorrow, Monday, November 19, 2001 at 9:30 a.m. EST. An audiocast of the financial analyst meeting as well as the speakers' slide presentation will be available on the Internet at www.conoco.com and www.phillips66.com. Microsoft Media Player is required to access the audiocast and can be downloaded from www.microsoft.com.

An audio replay of the meeting will be available beginning at 2:00 p.m. EST on November 19, 2001 until 10:00 p.m. EST on December 3, 2001. The replay can be accessed by telephone at (888) 433-2203 in the U.S. or at (402) 998-1306 internationally. The access code is 4548032. The meeting replay will also be archived on www.conoco.com and www.phillips66.com for the same time period.

                                      # # #
Contacts:
For Conoco                            For Phillips
Investors:                            Investors:
Tom Henkel                            Clayton Reasor
(281) 293-3232                        (212) 207-1996

Media:                                Media:
Caroline Churchill                    Kristi DesJarlais
(281) 293-4290                        (918) 661-6117